EXHIBIT 10.1

DECKERS OUTDOOR CORPORATION
2015 STOCK INCENTIVE PLAN
STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, capitalized terms shall have the defined meaning set forth in the Deckers Outdoor Corporation 2015 Stock Incentive Plan.
1.    NOTICE OF STOCK UNIT GRANT
You have been granted Restricted Stock Units (“Stock Units”), subject to the terms and conditions of the Plan and this Stock Unit Award Agreement (this “Agreement”), as follows:

Name of Participant (“Awardee”):	___________________________________
Total Number of Stock Units Granted:	___________________________________
Date of Grant:	___________________________________
Vesting Schedule:	August 15, 2019 33.33% August 15, 2020 33.33% August 15, 2021 33.34%
Performance Period:	Fiscal Year Ending March 31, 2019 (the “Performance Period”)
Performance Criteria:	The percentage of unvested Stock Units that may vest will be based on the value of 2019 EPS for the Performance Period as set forth in Exhibit A attached hereto (the “Performance Criteria”).

2.    AGREEMENT
2.1    Grant of Stock Units. Pursuant to the terms and conditions set forth in this Agreement (including Section 1 above) and the Plan, the Committee (“Administrator”) hereby grants to the Awardee named in Section 1, on the Date of Grant set forth in Section 1, the number of Stock Units set forth in Section 1.
2.2    Purchase of Stock Units. No payment of cash is required for the Stock Units.
2.3    Vesting/Delivery of Shares. The Award shall vest on the date or dates specified in the Vesting Schedule (“Vesting Date” or “Vesting Dates”) with respect to the number of Earned Stock Units (as defined below) specified for such Vesting Date (i) if, and to the extent, that the Administrator determines that at least the Threshold Performance Criteria has been attained, which determination shall be made no later than June 15 of the year subsequent to the fiscal year to which the Threshold Performance Criteria relates, as set forth in Section 1 above and Exhibit A attached hereto, and (ii) if the Awardee has remained in Continuous Service from the Date of Grant to the applicable Vesting Date. The “Earned Stock Units” shall mean the number of Stock Units earned pursuant to this Agreement based upon the achievement by the Company of the Performance Criteria as set forth in Exhibit A. Within ten (10) business days following the date on which the Award vests in a Stock Unit as set forth herein, the Company shall deliver to the Awardee one Share for each Stock Unit in which the Award becomes vested and such Stock Unit shall terminate.
For purposes of this Agreement, the term “Continuous Service” means (i) Awardee’s employment by either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation assuming this Agreement or issuing New Incentives, as defined in

Section 2.5 below, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, or (ii) so long as Awardee is engaged as a Consultant or providing Service.
2.4    Effect of Termination of Continuous Service before August 15, 2021. If Awardee’s termination of Continuous Service occurs before August 15, 2021, all Stock Units that have not vested as of such date of termination shall automatically expire.
2.5    Vesting Upon Corporate Transaction.
(a)    (i) In the event of a Corporate Transaction that is consummated prior to the end of the Performance Period, notwithstanding Section 2.3 above, if Awardee holds unvested Stock Units at the time a Corporate Transaction occurs, and the acquiring or successor entity (or parent thereof) does not agree to provide for the continuance or assumption of this Agreement or the substitution for this Agreement of a new agreement of comparable value covering shares of a successor corporation (“New Incentives”), if, and to the extent, that the Administrator determines (as of the date of the Corporate Transaction) that at least the Threshold Performance Criteria is likely to be attained by the end of the Performance Period determined by reference to Section 1 above and Exhibit A attached hereto, then all of the unvested Stock Units shall become immediately and unconditionally vested, and the restrictions with respect to all of the unvested Stock Units shall lapse, effective immediately prior to the consummation of such Corporate Transaction.
(ii)    Notwithstanding subsection 2.5(a)(i) above, if the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of this Agreement or the substitution for this Agreement of a new agreement of comparable value covering New Incentives, then vesting of the unvested Stock Units shall not accelerate in connection with such Corporate Transaction to the extent this Agreement is continued, assumed or substituted for New Incentives; provided, however, if there is a termination of Service of Awardee without Cause or pursuant to a Constructive Termination (as defined below) within 12 months following such Corporate Transaction, all unvested Stock Units or New Incentives shall vest effective upon such termination regardless of the Performance Criteria.
(b)    (i) In the event of a Corporate Transaction that is consummated after the end of the Performance Period, notwithstanding Section 2.3 above, if the Awardee holds unvested Stock Units at the time a Corporate Transaction occurs, and the acquiring or successor entity (or parent thereof) does not agree to provide for the continuance or assumption of this Agreement or the substitution for this Agreement of a new agreement of comparable value covering shares of a successor corporation (“New Incentives”), then all of the Earned Stock Units shall become immediately and unconditionally vested, and the restrictions with respect to all of the Earned Stock Units shall lapse, effective immediately prior to the consummation of such Corporate Transaction.
(ii)    Notwithstanding subsection 2.5(a) above, if the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of this Agreement or the substitution for this Agreement of a new agreement of comparable value covering New Incentives, then vesting of the unvested Stock Units shall not accelerate in connection with such Corporate Transaction to the extent this Agreement is continued, assumed or substituted for New Incentives; provided, however, if there is a termination of Service of Awardee without Cause or pursuant to a Constructive Termination (as defined below) within twelve (12) months following such Corporate Transaction, all Earned Stock Units or New Incentives shall vest effective upon such termination.
(c)    For purposes of this Agreement, the following terms shall have the meanings set forth below:
(i)    “Cause” means the termination by the Company of Awardee’s Service for any of the following reasons: (a) the continued, unreasonable refusal or omission by the Awardee to perform any material duties required of him or her by the Company if such duties are consistent with duties customary for the position held with the Company; (b) any material act or omission by the Awardee involving malfeasance or gross negligence in the performance of the Awardee’s duties to, or material deviation from, any of the policies or directives of, the Company; (c) conduct on the part of the Awardee which constitutes the breach of any statutory or common law duty of loyalty to the Company; including the unauthorized disclosure of material confidential information or trade secrets of the Company; or (d) any illegal act by the Awardee which materially and adversely affects the business of the Company or any felony committed by the Awardee, as evidenced by conviction thereof, provided that the Company may suspend the Awardee with pay while any allegation of such illegal or felonious act is investigated. In the event that the Awardee is a party to an employment agreement or other similar agreement with the Company or any Affiliate that defines a termination on account of “Cause” (or a term having similar meaning), such definition shall apply as the definition of a termination on account of “Cause” for purposes hereof, but only to the extent that such definition provides the Awardee with greater rights. A termination on account of Cause shall be communicated by written notice to the Awardee, and shall be deemed to occur on the date such notice is delivered to the Awardee.
(ii)    “Constructive Termination” shall mean a termination of the Awardee’s Service within sixty (60) days following the occurrence of any one or more of the following events without the Awardee’s written consent: (i) any material reduction in overall responsibilities, base compensation, annual incentive compensation opportunity, aggregate employee benefits or (ii) a change of the Awardee’s location of employment by more than fifty (50) miles. In the event that the Awardee is a party to an employment agreement or other similar agreement with the Company or any Affiliate (or a successor entity) that defines a termination on account of “Constructive Termination,” “Good Reason” or “Breach of Agreement” (or a term having a similar meaning), such definition shall apply as the definition of “Constructive Termination” for purposes hereof in lieu of the foregoing, but only to the extent that such definition provides the Awardee with greater rights. A Constructive Termination shall be communicated by written notice to the Administrator, and shall be deemed to occur on the date such notice is delivered to the Administrator, unless the circumstances giving rise to the Constructive Termination are cured within thirty (30) days of such notice.
2.6    Effect of Awardee’s attainment of age 62 and the completion of 10 years of Continuous Service. Notwithstanding Section 2.3 to the contrary, if, after March 31, 2019, and before August 15, 2021, Awardee both (i) attains age sixty-two (62) and (ii) completes ten (10) years of Continuous Service (“Retirement Event”), and if, and to the extent, that the Administrator determines that at least the Threshold Performance Criteria has been attained, which determination shall be made no later than June 15 of the year subsequent to the year to which the Threshold Performance Criteria relates, as set forth in Section 1 above and Exhibit A attached hereto, then, notwithstanding that there is a termination of Continuous Service following the Retirement Event, the number of unvested Stock Units determined according to the Performance Criteria and Performance Thresholds set forth in Exhibit A shall vest on the Vesting Dates set forth above, provided that the Awardee continues to comply with the covenants set forth in Section 3.
2.7    Adjustments to Stock Units. Upon or in contemplation of any reclassification, recapitalization, stock split, reverse stock split or stock dividend; any merger, combination, consolidation or other reorganization; any split-up, spin-off, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Company as an entirety; then the Company shall, in such manner, make appropriate adjustments in the number of Stock Units subject to this Agreement and the number and kind of securities that may be issued in respect of such Stock Units, as provided in Section 3.5 of the Plan
2.8    No Rights as a Stockholder Before Delivery. The Awardee shall have no rights as a stockholder of the Company until shares of Common Stock are actually issued to and held of record by the Awardee. The rights of Awardee with respect to the Stock Units shall remain forfeitable at all times prior to the date on which such rights become vested, and the restrictions with respect to the Stock Units lapse, in accordance with Sections 2.3 or 2.5.
2.9    Compliance with Laws. The Award and the offer, issuance and delivery of securities under this Agreement are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Awardee will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. The Company will cause such action to be taken, and such filings to be made, so that the grant hereunder shall comply with the rules of the New York Stock Exchange or the principal stock exchange on which shares of the Company’s Common Stock are then listed for trading.
2.10    Tax Matters.
(a)    In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Awardee, are withheld or collected from Awardee.
(b)    The Company shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Company or any of its affiliates may reasonably be obligated to withhold with respect to the grant, vesting, or other event with respect to the Stock Units. The Company may, in its sole discretion, withhold a sufficient number of shares of Common Stock in connection with the vesting of the Stock Units at the Fair Market Value of the Common Stock (determined as of the date of measurement of the amount of income subject to such withholding) to satisfy the minimum amount of any such withholding obligations that arise with respect to the vesting of such Stock Units. The Company may take such action(s) without notice to the Awardee, and the Awardee shall have no discretion as to the satisfaction of tax withholding obligations in such manner. If, however, any withholding event occurs with respect to the Stock Units other than upon the vesting of such Stock Units, or if the Company for any reason does not satisfy the withholding obligations with respect to the vesting of the Stock Units as provided above in this Section 2.10(b), the Company shall be entitled to require a cash payment by or on behalf of the Awardee and/or to deduct from other compensation payable to the Awardee the minimum amount of any such withholding obligations.
(c)    The Stock Unit evidenced by this Agreement, and the issuance of shares of Common Stock to the Awardee in settlement of vested Stock Units, is intended to be taxed under the provisions of Section 83 of the Code, and is not intended to provide and does not provide for the deferral of compensation within the meaning of Section 409A(d) of the Code. Therefore, the Company intends to report as includible in the Awardee’s gross income for any taxable year an amount equal to the Fair Market Value of the shares of Common Stock covered by the Stock Units that vest (if any) during such taxable year, determined as of the date such Stock Units vest. In furtherance of this intended tax treatment, all vested Stock Units shall be automatically settled and payment to the Awardee shall be made as provided in Section 2.3 hereof, but in no event later than March 15th of the year following the calendar year in which such Stock Units vest. The Awardee shall have no power to affect the timing of such settlement or payment. The Company reserves the right to amend this Agreement, without the Awardee’s consent, to the extent it reasonably determines from time to time that such amendment is necessary in order to achieve the purposes of this Section.
2.11    Conflict of Provisions. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.
2.12    Assignment. Awardee shall have no right, without the prior written consent of the Company, to (i) sell, assign, mortgage, pledge or otherwise transfer any interest or right created hereby, or (ii) delegate his or her duties or obligations under this Agreement. This Agreement is made solely for the benefit of the parties hereto, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.
2.13    Restrictions on Transfer. The Restricted Stock Units and any rights under this Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Awardee otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company. Notwithstanding the foregoing, Awardee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of Awardee and receive any property distributable with respect to the Restricted Stock Units upon the death of Awardee.
2.14    Restrictions on Resale. The Awardee agrees not to sell any shares that have been issued pursuant to the vested Stock Units at a time when applicable laws, company policies, or an agreement between the Company and its underwriters prohibit a sale. This restriction shall apply as long as the Awardee is providing Service and for such period after the Awardee’s termination of Service as the Administrator may specify.
2.15    Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Awardee with respect to the subject matter hereof, and may not be modified adversely to the Awardee’s interest except by means of a writing signed by the Company and the Awardee. Notwithstanding the foregoing, amendments made pursuant to Section 2.10(b) hereof may be effectuated solely by the Company.
2.16    No Guarantee of Continued Service. This Agreement, the transactions contemplated hereunder, and the vesting schedule set forth herein constitute neither an express nor implied promise of continued engagement of Awardee as a provider of Service for the vesting period, for any period, or at all, and shall not interfere with Awardee’s right or the Company’s right to terminate Awardee’s Service at any time, with or without Cause, subject to any other written employment agreement to which the Company and Awardee may be a party.
2.17    Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.
2.18    Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without reference to choice of law principles, as to all matters, including, but not limited to, matters of validity, construction, effect or performance.
2.19    Notice. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and effective (i) when delivered by hand, (ii) when otherwise delivered against receipt therefor, or (iii) three (3) business days after being mailed if sent by registered or certified mail, postage prepaid, return receipt requested. Any notice shall be addressed to the parties as follows or at such other address as a party may designate by notice given to the other party in the manner set forth herein:
(a)    if to the Company:
Deckers Outdoor Corporation
250 Coromar Drive
Goleta, California 93117
Attention: Chief Financial Officer
(b)    if to the Awardee, at the address shown on the signature page of this Agreement or at his most recent address as shown in the employment or stock records of the Company.
2.20    Number and Gender. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.
2.21    Section Headings. The section headings of, and titles of paragraphs and subparagraphs contained in, this Agreement are for the purpose of convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof.
2.22    Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
2.23    Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement and any party hereto may execute this Agreement by signing any such counterpart. This Agreement shall be binding upon Awardee and the Company at such time as the Agreement, in counterpart or otherwise, is executed by Awardee and the Company.
3.    RESTRICTIVE COVENANTS. This Section shall apply if Awardee’s Continuous Service is terminated following a Retirement Event and any Stock Units of the Awardee continue to vest in accordance with Section 2.6. Nothing in this Section 3 shall in any way limit or eliminate any other restrictions or obligations to which Awardee may be subject following the termination of Awardee’s Continuous Service:
3.1    Non-Competition.  The Awardee shall not, without the Board’s prior written consent, directly or indirectly engage in, have any equity interest in, or assist, manage or participate in (whether as a director, officer, employee, agent, representative, security holder, consultant or otherwise) any Competitive Business; provided, however, that: (i) the Awardee shall be permitted to acquire a passive stock or equity interest in such a Competitive Business provided the stock or other equity interest acquired is not more than 5% of the outstanding interest in such a Competitive Business; and (ii) the Awardee shall be permitted to acquire any investment through a mutual fund, private equity fund or other pooled account that is not controlled by the Awardee and in which the Awardee has less than a 5% interest.  For purposes of this provision, the term “Competitive Business” a business or businesses activity which is the same as, substantially similar to, or in competition with, business of the Company.
3.2    Non-Solicitation.  The Awardee will not, directly or indirectly, recruit or otherwise solicit or induce any non-clerical employee, director, consultant, customer, vendor or supplier of the Company to terminate his, her or its employment or arrangement with the Company or otherwise change his, her or its relationship with the Company.
3.3    Confidentiality.  The Awardee shall maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for his or her benefit or the benefit of any person, firm, corporation or other entity, any confidential or proprietary information or trade secrets of or relating to the Company, including, without limitation, information with respect to the Company’s operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, business plans, designs, marketing or other business strategies, compensation paid to employees or other terms of employment, or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets.  Notwithstanding anything herein to the contrary, nothing shall prohibit the Awardee from disclosing any information that is generally known by the public.
3.4    Non-Disparagement. The Awardee will not criticize, defame, be derogatory toward or otherwise disparage the Company (or the Company’s past, present and future officers, directors, stockholders, attorneys, agents, representatives, employees or affiliates), or its or their business plans or actions, to any third party, either orally or in writing; provided, however, that this provision will not preclude the Awardee from giving testimony in response to a lawful subpoena or preclude any conduct protected under 18 U.S.C. Section 1514A(a) or any similar state or federal law providing “whistleblower” protection to the Awardee.
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By the Awardee’s signature and the signature of the Company’s representative below, the Awardee and the Company agree that this Award is granted under and governed by the terms and conditions of this Agreement and the Plan. The Awardee has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel before executing this Agreement and fully understands all provisions of this Agreement and the Plan. The Awardee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to this Agreement and the Plan.
The Awardee further agrees that the Company may deliver by email all documents relating to the Plan or this Award (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements). The Awardee also agrees that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.

AWARDEE:
___________________________________
 Signature

___________________________________
 Printed Name

___________________________________
 Residence Address

___________________________________
___________________________________

______________________________
Date
DECKERS OUTDOOR CORPORATION By: ________________________________ Its: ________________________________ ______________________________ Date